UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 21, 2021
COMMISSION FILE NUMBER: 000-16509
CITIZENS, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-0755371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
11815 Alterra Pkwy, Suite 1500, Austin, TX 78758
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number: (512) 837-7100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	CIA	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2021, Citizens, Inc. (“Citizens” or the “Company”) announced that its Board of Directors (the “Board”) has appointed Gerald W. Shields as Chief Executive Officer, effective January 1, 2022. Mr. Shields, age 63, has been serving as the Interim Chief Executive Officer and President of Citizens since August 5, 2020 and has been on the Company’s Board since 2017. He will continue to serve as the Vice Chairman of the Board.
Mr. Shields is a seasoned life insurance executive who brings life insurance and information technology experience to the Company. He has more than 30 years’ experience in health insurance management, as well as professional certifications from Harvard University’s Kennedy School of Government, Massachusetts Institute of Technology’s Chief Network Officers Program, and Aubrey Daniels International. He has been named twice in CIO Magazine’s Top 100 CIOs of the Year and has also been the recipient of ComputerWorld’s Top 100 CIO Award. Mr. Shields has also completed the Cyber Security Oversight Certificate from Carnegie Mellon Institute.
Mr. Shields served as a director of IT Practice at Robert E. Nolan Company, Inc. from 2011 to 2020, as Chief Information Officer at FirstCare Health Plans from July 2015 to October 2018, and as Senior Vice President and Chief Information Officer at American Family Life Assurance Company of New York from 2002 to 2011. Mr. Shields served on the board of trustees for Shorter University from 2008 to 2015.
There are no arrangements or understandings between Mr. Shields and any other persons pursuant to which he was appointed as the Company’s Chief Executive Officer. Additionally, there are no family relationships between Mr. Shields and any director of the Board or other executive officer of Citizens and Mr. Shields does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.
In connection with Mr. Shields’ appointment as the Company’s Chief Executive Officer, Citizens and Mr. Shields entered into an Employment Agreement to be effective on January 1, 2022. Below is a summary of certain key terms of the Employment Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. Capitalized terms used but not defined below have the meanings set forth in the Employment Agreement.
Term. The Employment Agreement has an initial term of two (2) years and will automatically renew for an additional one year on each anniversary of the effective date unless either Citizens or Mr. Shields provides at least 90 days’ notice not to renew.
Base Salary. The Employment Agreement establishes an annual base salary of $775,000.
Short-Term Incentive. Mr. Shields will be eligible to receive an annual cash bonus of up to $600,000 (subject to annual review by the Board or Compensation Committee, who may increase or decrease such bonus opportunity). The amount of the actual cash or equity bonus awarded each year, if any, shall be determined by the Board of the Company’s Compensation Committee based on the achievement of annual performance objectives established by the Board or the Compensation Committee from time to time and in their sole discretion.
Long-Term Incentive. Mr. Shields will be eligible to earn additional incentive compensation in an amount up to $250,000 per year, in the form of restricted stock units or performance stock units, or other equity grants available under the Company’s equity incentive plan (the “LTI”). If the initial term of employment is not renewed for an additional one-year term, all unvested restricted stock units granted during the initial term shall automatically vest at the end of the initial term.
Relocation Payment. Mr. Shields will also receive a relocation payment in the amount of $15,000.

Benefits. Mr. Shields is eligible to participate in all employee benefit plans and programs available generally to other similarly-situated executives of Citizens, and Citizens will maintain customary liability insurance for him.
Mr. Shields will receive the following payments upon termination of the Employment Agreement:
Death or Disability. If Mr. Shield’s employment is terminated due to his death or disability, he will be entitled to receive the following: (i) accrued but unpaid salary, (ii) accrued but unused paid time out, (iii) any earned but unpaid annual bonus for the prior fiscal year ((i), (ii) and (iii) the “Accrued Amounts”), a pro-rated annual bonus for the year of termination based on the degree to which performance metrics for the fiscal year of termination are satisfied, paid at the same time as bonuses are paid to similarly situated executives of the Company (the “Pro-Rated Annual Bonus”), and expenses incurred prior to termination.
Termination without Cause or for Good Reason – No Change in Control. Upon a termination by Citizens without Cause or Mr. Shields’ voluntary termination with Good Reason, in each case other than a Termination in Anticipation of a Change in Control or other than within the one (1) year following a Change in Control, Mr. Shields is entitled to the Accrued Amounts, fifty percent of the Pro-Rated Annual Bonus, fifty percent of the base salary for the number of months remaining in the term, immediate vesting of unvested LTI awards and payments of health benefits for the remainder of the term.
Payments upon a Termination without Cause or for Good Reason – Change in Control. Upon a termination by Citizens without Cause or Mr. Shield’s voluntary termination with Good Reason, within one (1) year following a Change in Control or a Termination in Anticipation of a Change in Control, Mr. Shields is entitled to the Accrued Amounts, fifty percent of the Pro-Rated Annual Bonus, two times the base salary at the time of termination, two times the most recent annual bonus, immediate vesting of unvested LTI awards and payments of health benefits for the remainder of the term.
Termination payments for other than death or disability are subject to Mr. Shields signing a release and subject to the restrictive covenants described in the Employment Agreement.
Restrictive Covenants. The Employment Agreement includes restrictive covenants with respect to confidentiality, intellectual property, non-disparagement, non-competition and non-solicitation.

Item 7.01	Regulation FD Disclosure

On December 21, 2021, the Company issued a press release announcing the appointment of Gerald W. Shields as the Company’s Chief Executive Officer, effective January 1, 2022. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing with the Securities and Exchange Commission (the "SEC") made by Citizens under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Executive Employment Agreement by and between Citizens, Inc. and Gerald W. Shields, effective as of January 1, 2022

99.1	Citizens, Inc. press release, dated December 21, 2021

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

	By:	/s/ Sheryl Kinlaw
Sheryl Kinlaw Vice President, Chief Legal Officer and Secretary
Date: December 21, 2021